(23)(a)            Independent Auditors' Consent

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement 333-95995 of Northbrook Life Insurance Company on Form S-3 of our report dated February 25, 2000, appearing in the Annual Report on Form 10-K of Northbrook Life Insurance Company for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 3, 2000

(23)(b)            Consent of Freedman, Levy, Kroll & Simonds



FREEDMAN, LEVY, KROLL & SIMONDS




                                   CONSENT OF
                         FREEDMAN, LEVY, KROLL & SIMONDS


     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 1 to the Form S-3 Registration Statement of Northbrook Life Insurance Company (File No. 333-95995).



                                /s/  FREEDMAN, LEVY, KROLL & SIMONDS


Washington, D.C.
April 3, 2000